Exhibit 10.1
Amended and Restated on June 9, 2026

FORTIVE CORPORATION DIRECTOR COMPENSATION POLICY
Base Director Compensation
Each non-management director receives:
•An annual retainer of $105,000 (the “Annual Base Retainer”), payable, based upon the election (the “Payment Election”) of such director under the terms of the Fortive Corporation Non-Employee Director’s Deferred Compensation Plan, as may be amended from time to time (the “DCP”), in cash (the “Cash Base Retainer”) equal to the Annual Base Retainer amount, in an RSU grant (the “Deferred Equity Base Retainer”) with a target award value equal to the Annual Base Retainer amount, or in a combination of Cash Base Retainer and Deferred Equity Base Retainer, with the allocation between Cash Base Retainer and Deferred Equity Base Retainer determined based on the Payment Election.
•In addition to any Deferred Equity Retainer (as defined below), an annual equity award with a target award value of $200,000 (the “Annual Base Equity Grant”), in the form of RSUs. The RSUs granted as the Annual Base Equity Grant shall vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of Fortive shareholders following the grant date, with the underlying shares issued and delivered upon vesting, unless delivery has been otherwise deferred under the DCP.
•Reimbursement of Fortive-related out-of-pocket expenses, including travel expenses.
Board Chair Compensation
In addition to the base director compensation described above, the Board Chair receives:
•An annual retainer of $92,500 (the “Annual Board Chair Retainer”), payable, based upon the Payment Election, in cash (the “Cash Board Chair Retainer”) equal to the Annual Board Chair Retainer amount, in an RSU grant (the “Deferred Equity Board Chair Retainer”) with a target award value equal to the Annual Board Chair Retainer amount, or in a combination of Cash Board Chair Retainer and Deferred Equity Board Chair Retainer, with the allocation between Cash Board Chair Retainer and Deferred Equity Board Chair Retainer determined based on the Payment Election.
•An annual equity award with a target award value of $92,500 (the “Annual Board Chair Equity Grant” and, together with the Annual Base Equity Grant, the “Annual Equity Grant”), in the form of RSUs, with vesting, issuance, and delivery on the same terms as the Annual Base Equity Grant.
Committee Chair Retainers
The chair of the Audit Committee receives an annual retainer of $25,000 (the “AC Chair Retainer”), the chair of the Compensation Committee receives an annual retainer of $20,000 (the “CC Chair Retainer”), and the chair of the Nominating and Governance Committee receives an annual retainer of $20,000 (the “NG Chair Retainer” and, together with the AC Chair Retainer and the CC Chair Retainer, the “Annual Committee Chair Retainers”). The Annual Committee Chair Retainers are payable, based upon the Payment Election, in cash (the “Cash Committee Chair Retainer”) equal to the corresponding Annual Committee Chair Retainer amount, in an RSU grant (the “Deferred Equity Committee Chair Retainer”)

with a target award value equal to the corresponding Annual Committee Chair Retainer amount, or in a combination of Cash Committee Chair Retainer and Deferred Equity Committee Chair Retainer, with the allocation between Cash Committee Chair Retainer and Deferred Equity Committee Chair Retainer determined based on the Payment Election.
Committee Member Retainers
Each non-chair member of the Audit Committee receives an annual retainer of $15,000 (the “AC Member Retainer”), each non-chair member of the Compensation Committee receives an annual retainer of $10,000 (the “CC Member Retainer”), and each non-chair member of the Nominating and Governance Committee receives an annual retainer of $10,000 (the “NG Member Retainer” and, together with the AC Member Retainer and the CC Member Retainer, the “Annual Member Retainers”). The Annual Member Retainers are payable, based upon the Payment Election, in cash (the “Cash Member Retainer” and, together with the Cash Base Retainer, the Cash Board Chair Retainer, and the Cash Committee Chair Retainer, the “Cash Retainer”) equal to the corresponding Annual Member Retainer amount, in an RSU grant (the “Deferred Equity Member Retainer” and, together with the Deferred Equity Base Retainer, the Deferred Equity Board Chair Retainer, and the Deferred Equity Committee Chair Retainer, the “Deferred Equity Retainer”) with a target award value equal to the corresponding Annual Member Retainer amount, or in a combination of Cash Member Retainer and Deferred Equity Member Retainer, with the allocation between Cash Member Retainer and Deferred Equity Member Retainer determined based on the Payment Election.
Payment Mechanics; Vesting and Delivery
The Annual Base Retainer, the Annual Board Chair Retainer, the Annual Committee Chair Retainers, and the Annual Member Retainers are referred to collectively as the “Annual Retainer.”
A director will make a single Payment Election that will govern the director’s entire Annual Retainer.
The foregoing notwithstanding, any Annual Board Chair Retainer, Annual Committee Chair Retainers, and/or Annual Member Retainers that first become applicable to a director after the time of an Annual Equity Grant to such director shall be payable in cash until the next Annual Equity Grant, notwithstanding any contrary Payment Election by such director.
All Cash Retainers will be paid in four equal installments following each quarter of service, with any amendments or adjustments to such Cash Retainer becoming effective in the quarter following such amendment or adjustment.
If applicable, the grant of the Deferred Equity Retainer will be made concurrently with the corresponding Annual Equity Grant; provided that the Deferred Equity Retainer shall vest upon the earlier of (1) the first anniversary of the corresponding grant date, or (2) the date of, and immediately prior to, the next annual meeting of Fortive shareholders following such grant date, but the underlying shares shall not be issued until the earlier to occur of (i) the director’s death or (ii) the date elected by such director in the corresponding Payment Election, which selected payment date shall not be earlier than the first day of the seventh month following the director’s Separation from Service (within the meaning of the DCP) from the Board.